Exhibit 10.9

UNDERTAKING

THIS DEED OF UNDERTAKING (“Undertaking”) is made and issued on 23 August 2024

BY:

RainforEst capital vcc (Company Registration No.: T20VC0080L) a variable capital company incorporated in Singapore and having its registered address at 600 North Bridge Road, #12-01, Parkview Square, Singapore 188788, (the “VCC”) acting for and on behalf of its sub-fund, Basel Medical Fund (Fund Registration No.: T20VC0080L-SF001) (“Sub-Fund”),

IN FAVOUR OF and for the benefit of:

BASEL MEDICAL GROUP LTD. (Company Registration No.: 2129740), a business company incorporated in British Virgin Islands, with its registered address at 6 Napier Road, #02-10/11 Gleneagles Medical Centre, Singapore 258499 (the “BMG”)

(collectively, the “Parties” and each a “Party”).

WHEREAS:

(A)	BMG intends to list its ordinary shares on Nasdaq (“Listing”).

(B)	The VCC acting for and on behalf of its Sub-Fund had previously entered into a sale and purchase agreement dated 27 June 2023 with Kevin Yip Man Hing (“Kevin Yip”) for the acquisition of 100% ordinary shares in Singmed Specialist Pte. Ltd. (Company Registration No. 202009227G), an exempt private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SMS”) (the “SPA”).

(C)	There are certain amounts owing by Singmed Investment Pte. Ltd. (“SMI”) and the director(s) of SMI, being Kevin Yip (the “SMI Director”) to BMG and/or its subsidiaries (“Receivables”), which is used to compute the final consideration to be paid by the VCC (acting for and on behalf of the Sub-Fund) to Kevin Yip.

(D)	The VCC (acting for and on behalf of the Sub-Fund) intends to enter into this Undertaking, to fully transfer and pay to BMG, an amount equal to the Receivables owed by SMI and the SMI Director to BMG and/or its subsidiaries.

NOW THIS UNDERTAKING WITNESSETH as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Undertaking, unless otherwise defined or construed in this Undertaking, all terms and references used in this Undertaking shall have the same meaning and constructions as defined or construed in the SPA.

2.	UNDERTAKING

The VCC (acting for and on behalf of the Sub-Fund) hereby undertakes to fully transfer and pay to BMG, any and all outstanding Receivables that is owed by SMI and the SMI Director to BMG and/or its subsidiaries, being S$11,877,624 to BMG by September 2024.

3.	CONFIDENTIALITY

3.1	Save as provided in Clause 3.2, each Party agrees to keep strictly secret and confidential, and under no circumstances to disclose to any person or entity which is not a party to this Agreement, any Confidential Information arising from or in connection with this Agreement unless disclosure of such information is expressly permitted by the prior written consent in writing of the other Party(ies).

3.2	The confidentiality obligation under Clause 3.1 shall not apply to:

(a)	any information obtained from any Party which becomes generally known to the public, other than by reason of any wilful or negligent act or omission of such Party or any of its agents, advisers, directors, officers, employees or representatives;

(b)	any information which is required to be disclosed pursuant to any applicable laws or regulations or to any competent governmental or statutory authority or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including, without limitation, any relevant stock exchange or securities council);

(c)	any information which is required to be disclosed pursuant to any legal process issued by any court or tribunal whether in Singapore or elsewhere; and

(d)	any information disclosed by any of the Parties to their respective bankers, financial advisers, consultants and legal or other advisers for the purposes of this Agreement.

4.	GOVERNING LAW AND JURISDICTION

4.1	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

4.2	The Parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

5.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

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IN WITNESS WHEREOF this Undertaking has been entered into by the VCC (acting for and on behalf of the Sub-Fund) as a Deed.

VCC acting for and on behalf of the Sub-Fund

Executed and delivered as a deed for and on behalf of VCC acting for and on behalf of the Sub-Fund In accordance with Section 41B of the Companies Act 1967 of Singapore	) ) ) ) )	/s/ Chen Mengli
Director
		Name:	Chen Mengli

/s/ Margeret Khoo Geck Cheng
Director / Secretary / Witness
		Name:	Margeret Khoo Geck Cheng

BMG

Executed and delivered as a deed for and on behalf of BASEL MEDICAL GROUP LTD	) ) )	/s/ Cheung Wai Man Raymond
Director
		Name:	Cheung Wai Man Raymond

/s/ Jianing Lu
Director / Secretary / Witness
		Name:	Jianing Lu